POINT TO POINT WITH BUFFER, PARTICIPATION RATE, AND CAP
INDEXED ACCOUNT ENDORSEMENT

This endorsement is attached to and becomes part of the Contract. This endorsement is subject to all of the provisions of the Contract, except as otherwise stated herein. If any provisions of the Contract conflict with this endorsement, the provisions of this endorsement will apply.

The effective date of this endorsement for new Contracts is the Contract Date and for existing contracts is the Endorsement Effective Date.

This endorsement makes certain Indexed Account(s) available for your Contract using the Crediting Method described. We reserve the right to offer any combination of Indexed Accounts using the crediting features described in this endorsement.

This endorsement terminates on the date the Contract terminates.

Contract Number:    [000000000000]

Owner(s):    [John Doe]

Endorsement Effective Date:    [01/01/2023]

Guaranteed Minimum Participation Rate: _____    [100%] during the Surrender Charge Period, [100%] thereafter Guaranteed Minimum Cap:     _____ [0.50%] during Surrender Charge Period, [0.50%] thereafter.

Indexed Accounts:

Index	Interest Term	Buffer	Initial Allocation	Initial Cap	Initial Participation Rate	Indexed Account Charge
[S&P 500(*)	1 year	10%	20%	15%	100%
S&P 500(*)	1 year	10%				1%
Russell 2000 (*)	1 year	10%
Russell 2000 (*)	1 year	10%				1%
NASDAQ 100 (*)	1 year	10%	10%	17%	100%
NASDAQ 100 (*)	1 year	10%				1%
S&P 500(*)	2 years	10%
S&P 500(*)	2 years	10%				1%
Russell 2000 (*)	2 years	10%
Russell 2000 (*)	2 years	10%				1%
NASDAQ 100 (*)	2 years	10%
NASDAQ 100 (*)	2 years	10%				1%
S&P 500(*)	1 year	15%
S&P 500(*)	6 years	10%
S&P 500(*)	6 years	10%				1%
S&P 500(*)	6 years	20%
S&P 500(*)	6 years	20%				1%
Russell 2000 (*)	6 years	10%
Russell 2000 (*)	6 years	10%				1%
Russell 2000 (*)	6 years	20%
Russell 2000 (*)	6 years	20%				1%
S&P 500(*)	6 years	30%
S&P 500(*)	6 years	30%				1%
S&P 500(*)	1 year	100%
S&P 500(*)	6 years	100%				]

Indexes are not available for direct investment, and do not include the payment or reinvestment of dividends in the calculation of its performance unless otherwise noted. [*Includes dividends.]

[Symetra® is a registered service mark of Symetra Life Insurance Company.]